Exhibit 99.1

LLGM DRAFT — 09/15/2005

Paul Broyer,
Candela Corporation 508-358-7400 x435

CANDELA ANNOUNCES DELAY IN FILING OF ITS ANNUAL REPORT ON
FORM 10-K FOR FISCAL YEAR ENDED JULY 2, 2005

WAYLAND, MA, September 16, 2005 — Candela Corporation (NASDAQ: CLZR) announced today that it did not file Annual Report on Form 10-K for the fiscal year ended July 2, 2005, by the September 15, 2005, due date.  The Company will file a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission seeking a 15-day extension to file its Annual Report on Form 10-K.

                The Company’s independent registered public accounting firm, BDO Seidman, LLP, has advised the Company that it has not completed its audit of the Company’s annual 2005 financial statements, and its audit of the effectiveness of the Company’s internal control over financial reporting, and that they need additional time to complete the procedures necessary to enable them to issue their reports on the audits of the Company’s financial statements.  As a result of these delays and in order to ensure accuracy and completeness of the Company’s Annual Report on Form 10-K for the year ended July 2, 2005, the Company is unable to complete and file its Form 10-K by the prescribed filing date without unreasonable effort and expense.  The Company currently anticipates filing the Form 10-K within 15 days after the date hereof.

About Candela:

Candela Corporation, an ISO-9001 certified company, develops, manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 64 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 16 years ago, and currently has an installed base of 8,000 lasers worldwide. Candela is an Equal Opportunity and Affirmative Action Employer (Male/Female/Handicapped/Veteran).  Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties.  Such statements may relate to, among other things, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock.  The risks and uncertainties that may affect forward-looking statements include, among others: the cancellation or deferral of customer orders, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals.  Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC, including but not limited to, Candela’s Annual Report on Form 10-K for the year ended July 3, 2004, and subsequent Quarterly Reports on Form 10-Q. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.

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